1 1 Second Quarter Fiscal 2023 Results Ro ge r Pe r re a u l t President and CEO, UGI Corporation S e a n P. O ’ Br i e n Chief Financial Officer, UGI Corporation Ro b e r t F. B e a rd Chief Operations Officer, UGI Corporation 1

2 2 About This Presentation This presentation contains statements, estimates and projections that are forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Such statements use forward-looking words such as “believe,” “plan,” “anticipate,” “continue,” “estimate,” “expect,” “may,” or other similar words and terms of similar meaning, although not all forward-looking statements contain such words. These statements discuss plans, strategies, events or developments that we expect or anticipate will or may occur in the future. Management believes that these are reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control; accordingly, there is no assurance that results will be realized. You should read UGI’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a more extensive list of factors that could affect results. We undertake no obligation (and expressly disclaim any obligation) to update publicly any forward-looking statement whether as a result of new information or future events except as required by the federal securities laws. Among them are adverse weather conditions (including increasingly uncertain weather patterns due to climate change) resulting in reduced demand, the seasonal nature of our business, and disruptions in our operations and supply chain; cost volatility and availability of energy products, including propane and other LPG, natural gas, and electricity, as well as the availability of LPG cylinders, and the capacity to transport product to our customers; changes in domestic and foreign laws and regulations, including safety, health, tax, transportation, consumer protection, data privacy, accounting, and environmental matters, such as regulatory responses to climate change; the inability to timely recover costs through utility rate proceedings; increased customer conservation measures due to high energy prices and improvements in energy efficiency and technology resulting in reduced demand; adverse labor relations and our ability to address existing or potential workforce shortages; the impact of pending and future legal or regulatory proceedings, inquiries or investigations; competitive pressures from the same and alternative energy sources; failure to acquire new customers or retain current customers, thereby reducing or limiting any increase in revenues; liability for environmental claims; customer, counterparty, supplier, or vendor defaults; liability for uninsured claims and for claims in excess of insurance coverage, including those for personal injury and property damage arising from explosions, acts of war, terrorism, natural disasters, pandemics and other catastrophic events that may result from operating hazards and risks incidental to generating and distributing electricity and transporting, storing and distributing natural gas and LPG in all forms; transmission or distribution system service interruptions; political, regulatory and economic conditions in the United States, Europe and other foreign countries, including uncertainties related to the war between Russia and Ukraine, the European energy crisis, and foreign currency exchange rate fluctuations (particularly the euro); credit and capital market conditions, including reduced access to capital markets and interest rate fluctuations; changes in commodity market prices resulting in significantly higher cash collateral requirements; impacts of our indebtedness and the restrictive covenants in our debt agreements; reduced distributions from subsidiaries impacting the ability to pay dividends or service debt; changes in Marcellus and Utica Shale gas production; the availability, timing and success of our acquisitions, commercial initiatives and investments to grow our businesses; our ability to successfully integrate acquired businesses and achieve anticipated synergies; the interruption, disruption, failure, malfunction, or breach of our information technology systems, and those of our third-party vendors or service providers, including due to cyber- attack; the inability to complete pending or future energy infrastructure projects; our ability to achieve the operational benefits and cost efficiencies expected from the completion of pending and future business transformation initiatives, including the impact of customer service disruptions resulting in potential customer loss due to the transformation activities; our ability to attract, develop, retain and engage key employees; uncertainties related to a global pandemic, including the duration and/or impact of the COVID-19 pandemic; the impact of proposed or future tax legislation; the impact of declines in the stock market or bond market, and a low interest rate environment, on our pension liability; our ability to protect our intellectual property; and our ability to overcome supply chain issues that may result in delays or shortages in, as well as increased costs of, equipment, materials or other resources that are critical to our business operations.

3 3 UGI Supplemental Footnotes Management uses “adjusted net income attributable to UGI Corporation” and “adjusted diluted earnings per share (“EPS”)”, both of which are non-GAAP financial measures, when evaluating UGI's overall performance. Management believes that these non-GAAP measures provide meaningful information to investors about UGI’s performance because they eliminate the impacts of (1) gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions and (2) other significant discrete items that can affect the comparison of period-over-period results. Volatility in net income at UGI can occur as a result of gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions but included in earnings in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures. The tables in slides 17 and 18 reconcile adjusted diluted earnings per share (EPS) and adjusted net income attributable to UGI Corporation, respectively, to their most directly comparable GAAP measures.

Q2 and YTD FY23[1] Highlights

UGI CORPORATION

$1.68
Q2 FY23 Adjusted Diluted EPS[2]

7.2%
10-Year Dividend CAGR (2013 – 2023)

$1.9B
Available Liquidity[3]

$392M
YTD Capital Expenditure

$2.75 - $2.90
Revised FY23 Adjusted Diluted EPS Guidance[4]

Improved earnings reliability

- Weather normalization rider in our Pennsylvania (PA) Gas Utility
- Significant fee-based contract structures in Midstream & Marketing

Proven strategy in creating value for shareholders

- 139 years of consecutively paying dividends
- 36th consecutive year of annual dividend increases

Strong capital investment and attractive organic growth in our regulated utilities

- Added 8,000+ residential heating and commercial customers YTD FY23
- Deployed $250 million of capital, YTD FY23, for infrastructure replacement and betterment

Revised guidance range primarily due to lower volumes resulting from significant energy conservation in Europe and driver shortages at AmeriGas Propane, partially offset by strong performance at our natural gas businesses

YTD Adjusted Diluted EPS[2]



$2.84
$2.82
YTD FY22[1]
YTD FY23[1]

YTD Adjusted Diluted EPS by Segment[2,5]



YTD FY23
Natural Gas, 59%
Global LPG, 41%
Utilities 36%
Midstream & Marketing 23%
AmeriGas Propane 19%
UGI International 22%

1. YTD FY22 and YTD FY23 signify 6 months ended March 31, 2022 and March 31, 2023, respectively. 2. Adjusted diluted EPS is a non-GAAP measure. See Slide 17 for reconciliation. 3. Liquidity as of March 31, 2023. Liquidity is defined as cash and cash equivalents, and available borrowing capacity on our revolving credit facilities. 4. The previous guidance for adjusted diluted EPS provided on November 17, 2022, was $2.85 —$3.15. Because we are unable to predict certain potentially material items affecting diluted earnings per share on a GAAP basis, principally mark-to-market gains and losses on commodity and certain foreign currency derivative instruments, we cannot reconcile fiscal year 2023 adjusted diluted EPS, a non-GAAP measure, to diluted earnings per share, the most directly comparable GAAP measure, in reliance on the "unreasonable efforts" exception set forth in SEC rules. 5. Excludes Corporate & Other.

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5 5 Q2 FY23 Results Recap Q2 FY23 Adjusted Diluted EPS1 – Segment Split 1. Adjusted diluted EPS is a non-GAAP measure. See Slide 17 for reconciliation. 2. Includes $(0.02) Corporate & Other. 3. Includes $(0.06) Corporate & Other. Q2 FY23 Adjusted Diluted EPS1 – Comparison with Q2 FY22 $0.64 $0.34 $0.41 $0.43 $0.26 $0.31 $0.62 $0.66 Q2 FY22 Q2 FY23 Utilities Midstream & Marketing UGI International AmeriGas Propane $1.683 $1.912 Q2 FY23 GAAP Diluted EPS of $0.51 compared to $4.32 in Q2 FY22

Q2 FY23 Results Recap

UGI CORPORATION

Q2 FY23 EBIT[1] - Comparison with Q2 FY22

AmeriGas Propane


227
(66)
(23)
(1)
1
138
Q2 FY22 EBIT
Total Margin[2]
Opex
D&A
Other
Q2 FY23 EBIT

UGI International


120
21
(9)
1
(5)
128
Q2 FY22 EBIT
Total Margin[2]
Opex
D&A
Other
Q2 FY23 EBIT

Midstream & Marketing


90
28
(5)
(4)
(4)
105
Q2 FY22 EBIT
Total Margin[2]
Opex
D&A
Other
Q2 FY23 EBIT

Utilities


194
21
(6)
(1)
(3)
205
Q2 FY22 EBIT
Total Margin[2]
Opex
D&A
Other
Q2 FY23 EBIT

Total Margin[2] | Operating & Admin. Expenses (Opex) | Depreciation & Amortization (D&A) | Other Income and Expense, net (Other)

Q2 FY23 vs Q2 FY22 Key Drivers

AmeriGas Propane

- Warm weather in key regions and severe weather events in the West ▼
- Driver shortages and customer attrition ▼
- Higher operating and administrative costs ▼

UGI International

- Weather and significant energy conservation ▼
- Favorable energy marketing margin, while exiting the business ▲

Midstream & Marketing

- Higher margins from natural gas marketing activities ▲
- Incremental earnings from UGI Moraine East and Pennant assets ▲

Utilities

- Weather normalization at the PA Gas Utility ▲
- Warmer weather across our service territories ▼
- Higher gas base rates in PA ▲

1. EBIT defined as Earnings before interest expense and income taxes. 2. Total margin represents total revenue less total cost of sales. In the case of Utilities, total margin is also reduced by certain revenue-related taxes.

6

FY23 Revised Outlook

UGI CORPORATION

Based on our fiscal year-to-date performance, UGI expects to deliver adjusted diluted EPS[1] between a revised FY23 guidance range of $2.75 - $2.90[2].

YTD Key Drivers

- ▲ Weather normalization rider and higher base rates at our PA Gas Utility
- ▲ Favorable margins from natural gas marketing activities and the fee-based contract structures
- ▲ Incremental earnings from recent acquisitions of UGI Moraine East and Pennant
- ▲ Higher LPG unit margins
- ▲ Favorable margins from the non-core European energy marketing business
- ▼ Warm weather in most of our service territories and severe weather events in the West (US)
- ▼ Energy conservation in Europe
- ▼ Effect of driver shortages and customer loss at AmeriGas Propane
- ▼ Cost inflation

FY23 Guidance


$2.82
$2.90
$2.75
YTD FY23
Adjusted Diluted EPS1
FY23
Adjusted Diluted EPS Guidance2

2H FY23 Key Assumptions[3]

- ▼ AmeriGas Propane: Continued volume pressures
- ▼ UGI International: Effect of energy conservation offset by energy marketing margins
- ⟷ Utilities volumes and margin
- ⟷ Midstream & Marketing margin
- ▼ Cost Inflation

2H FY23 Key Actions[3]

- Manage expenses
- Margin management
- Operational efficiencies
- Attract and retain drivers

1. Adjusted diluted EPS is a non-GAAP measure. Please see page 17 for reconciliation. 2. The previous guidance for adjusted diluted EPS provided on November 17, 2022, was $2.85 —$3.15. Because we are unable to predict certain potentially material items affecting diluted earnings per share on a GAAP basis, principally mark-to-market gains and losses on commodity and certain foreign currency derivative instruments, we cannot reconcile fiscal year 2023 adjusted diluted EPS, a non-GAAP measure, to diluted earnings per share, the most directly comparable GAAP measure, in reliance on the "unreasonable efforts" exception set forth in SEC rules. 3. 2H is defined as second half. The forward-looking information used on this slide is for illustrative purposes only.

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Liquidity Update

UGI CORPORATION

- **Strong liquidity position** with $1.9B in available liquidity[1] as of March 31, 2023
- Refinanced ~$1.7B in debt agreements, which added ~$220M in available credit facilities, during the quarter
- UGI provided capital contributions of ~$31M as an equity cure[2] and an irrevocable letter of support to AmeriGas

Available Liquidity ($ in billion)



$1.9
1.2
$0.7
Mar-22
$2.1
$1.4
$0.7
Jun-22
$1.7
$1.3
$0.4
Sep-22
$1.2
$0.9
$0.3
Dec-22
$1.9
$1.6
$0.3
Mar-23
Cash and cash equivalents
Available Credit Facilities

1. Defined as cash and cash equivalents, and available borrowing capacity on our revolving credit facilities. 2. The AmeriGas Credit Agreement permits UGI (or a subsidiary of UGI) to fund capital contributions as an equity cure to eliminate any EBITDA (as defined in the AmeriGas Credit Agreement) shortfalls that would otherwise result in non-compliance with AmeriGas' financial covenants set forth in such Credit Agreement.

8

2H FY23 Key Priorities[1]

UGI CORPORATION

We maintain focus on our 3-R strategy[2] and long-term financial commitments

Operational excellence	• Safety continues to be our top priority • Gain momentum on key operating metrics and sustain focus on the customer's experience • Continue to invest in our people
Capital allocation and discipline	• Execute on the infrastructure replacement and betterment program at our regulated utilities • Progress on our renewable energy projects • Further strengthen our balance sheet and de-leverage the business
Regulatory recovery	• Pursue cost recovery through request filed on March 6th with the West Virginia Public Service Commission to: o Increase gas distribution rates by ~$20 million o Implement a weather normalization rider
Global LPG businesses	• UGI International: Continue executing exit plans for the non-core energy marketing business • AmeriGas Propane: Focus on driving volume and market share growth, and operational excellence • Drive continuous improvement, operational excellence and cost control
Sustainability	• Issue our first Task Force on Climate-Related Financial Disclosures (TCFD) report • Distribute our annual ESG report, highlighting our progress against established targets

1. 2H defined as second half. The forward-looking information used on this slide is for illustrative purposes only. 2. 3-R strategy which is to deliver reliable earnings growth, invest in renewables and re-balance our portfolio. See 10-K for the fiscal year 2022 for more details.

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10 10 A Differentiated and Resilient Portfolio Our diversified core business is well-positioned to meet our long-term financial commitments of 6-10% EPS growth and 4% dividend growth, and to continue creating shareholder value Essential solutions that meet consumers’ basic needs Large customer base Robust supply and distribution network Global presence providing geographically diverse earnings stream Substantial addressable markets Constructive regulatory environments Reliable Earnings Growth Renewables Rebalance

11 11 Q & A Q

12 12 Appendix

Financial Results – AmeriGas Propane

UGI CORPORATION

Q2 FY23 EBIT - Comparison with Q2 FY22

(Millions of dollars)	Q2 FY22		Q2 FY23
Earnings Before Interest Expense & Income Taxes	**$227**		
Total Margin[1]		(66)	
Operating and Administrative Expenses		(23)	
Depreciation and Amortization		(1)	
Other Income and Expense, net		1	
Earnings Before Interest Expense & Income Taxes			**$138**

Primary Drivers

Total Volume ↓	Retail gallons sold decreased 15% due to weather, the effect of driver shortages, which also limited growth, customer attrition and structural conservation
Total Margin ↓	Decrease largely attributable to the lower retail propane volumes sold ($69 million), partially offset by higher average retail margins ($4 million)
Operating and Admin Expenses ↑	Reflects, among other things, higher salaries and benefits expenses, higher overtime and contractor-related costs associated with distribution activity and higher vehicle expenses

Weather versus normal



Colder
2.9%
Q2 FY22
Q2 FY23
(4.8%)
Warmer

6.8% warmer than prior year

1. *Total margin represents total revenues less total cost of sales.*

13

Financial Results – UGI International

UGI CORPORATION

Q2 FY23 EBIT - Comparison with Q2 FY22

(Millions of dollars)	Q2 FY22		Q2 FY23
Earnings Before Interest Expense & Income Taxes	**$120**		
Total Margin[1]		21	
Operating and Administrative Expenses		(9)	
Depreciation and Amortization		1	
Other Income and Expense, net		(5)	
Earnings Before Interest Expense & Income Taxes			**$128**

Primary Drivers

Total Volume ↓	10% decrease in LPG retail gallons largely attributable to lower consumption, principally from residential customers, primarily resulting from the European conservation measures due in large part to high global energy prices and the war between Russia and Ukraine, and warmer weather
Total Margin ↑	Increase primarily reflects higher average unit margins from our LPG business attributable to strong margin management efforts and higher total margin from our natural gas energy marketing business, partially offset by the translation effects of weaker foreign currencies (~$14 million) and the lower LPG retail volumes
Operating and Admin Expenses ↑	Primarily reflects inflationary effects on distribution activities and personnel-related costs

Weather versus normal



Colder
Q2 FY22
(5.7%)
Q2 FY23
(7.0%)
Warmer

1.6% warmer than prior year

1. Total margin represents total revenues less total cost of sales.

14

15 15 Financial Results – Midstream & Marketing Weather versus normal 17.0% warmer than prior year Warmer (2.8%) Q2 FY22 Q2 FY23 (18.0%) (Millions of dollars) Q2 FY22 Q2 FY23 Earnings Before Interest Expense & Income Taxes $90 Total Margin1 28 Operating and Administrative Expenses (5) Depreciation and Amortization (4) Other Income and Expense, net (4) Earnings Before Interest Expense & Income Taxes $105 Primary Drivers Total Margin ↑ Increase largely reflecting higher margins from natural gas marketing activities ($11 million), including the effects of peaking and capacity management activities, and incremental natural gas gathering and processing activities ($16 million), primarily from the prior year acquisitions of UGI Moraine East and Pennant Other Income and Expense, net↓ Lower income from equity method investments following the acquisition of the remaining 53% ownership interest in Pennant during 4Q FY22 Q2 FY23 EBIT - Comparison with Q2 FY22 1. Total margin represents total revenues less total cost of sales.

16 16 Volume ↓ Decrease in Gas Utility core market volumes largely related to the significantly warmer weather partially offset by growth in the core market customers Total Margin ↑ Primarily reflecting higher Gas Utility total margin ($23 million), mainly reflecting the effects of the increase in base rates and weather normalization adjustments for PA Gas Utility that went into effect during the first quarter of FY23 Operating and Admin Expenses ↑ Reflects, among other things, higher uncollectible accounts expenses and contract labor costs Financial Results – Utilities (Millions of dollars) Q2 FY22 Q2 FY23 Earnings Before Interest Expense & Income Taxes $194 Total Margin1 21 Operating and Administrative Expenses (6) Depreciation (1) Other Income and Expense, net (3) Earnings Before Interest Expense & Income Taxes $205 Weather versus normal 17.0% warmer than prior year Warmer (3.4%) Q2 FY22 Q2 FY23 (19.7%) Primary Drivers Q2 FY23 EBIT - Comparison with Q2 FY22 1. Total margin represents total revenues less total cost of sales. In the case of Utilities, total margin is also reduced by certain revenue-related taxes.

Q2 and YTD FY23 Adjusted Diluted EPS

UGI CORPORATION

	Q2 FY23	Q2 FY22	YTD FY23	YTD FY22
AmeriGas Propane	$0.34	$0.64	$0.56	$0.80
UGI International	0.43	0.41	0.64	0.68
Midstream & Marketing	0.31	0.26	0.66	0.50
Utilities	0.66	0.62	1.04	0.91
Corporate & Other (a)	(1.23)	2.39	(6.92)	0.98
Earnings (loss) per share – diluted (b)	**0.51**	**4.32**	**(4.02)**	**3.87**
Net losses (gains) on commodity derivative instruments not associated with current-period transactions (b)	1.09	(2.48)	5.80	(1.11)
Unrealized losses (gains) on foreign currency derivative instruments	0.03	-	0.17	(0.02)
Loss on extinguishment of debt	-	-	-	0.03
Business transformation expenses	0.01	0.01	0.01	0.01
AmeriGas operations enhancement for growth project	0.02	-	0.05	-
Restructuring costs	-	0.06	-	0.06
Loss on disposal of U.K. energy marketing business	-	-	0.72	-
Impairment of assets	0.02	-	0.09	-
Total adjustments (a)	**1.17**	**(2.41)**	**6.84**	**(1.03)**
Adjusted diluted earnings per share (b)	**$1.68**	**$1.91**	**$2.82**	**$2.84**

(a) Corporate & Other includes certain adjustments made to our reporting segments in arriving at net income (loss) attributable to UGI Corporation. These adjustments have been excluded from the segment results to align with the measure used by our Chief Operating Decision Maker in assessing segment performance and allocating resources. (b) The loss per share for the six months ended March 31, 2023, was determined excluding the effect of 6.35 million dilutive shares, as the impact of such shares would have been antidilutive to the net loss for the period. Adjusted earnings per share for the six months ended March 31, 2023, was determined based upon fully dilutive shares of 216.25 million.

17

Q2 and YTD FY23 Adjusted Net Income

UGI CORPORATION

($ in Million)	Q2 FY23	Q2 FY22	YTD FY23	YTD FY22
AmeriGas Propane	$73	$138	$122	$172
UGI International	92	89	137	146
Midstream & Marketing	66	58	143	109
Utilities	143	134	224	197
Corporate & Other (a)	(264)	514	(1,470)	212
Net loss attributable to UGI Corporation	**110**	**933**	**(844)**	**836**
Net losses (gains) on commodity derivative instruments not associated with current-period transactions (net of tax of $(66), $204, $(429) and $93, respectively)	235	(535)	1,234	(243)
Unrealized losses (gains) on foreign currency derivative instruments (net of tax of $(3), $(1), $(14), and $1, respectively)	7	-	36	(4)
Loss on extinguishments of debt (net of tax of $0, $0, $0 and $(3), respectively)	-	-	-	8
Acquisition and integration expenses associated with the Mountaineer Acquisition (net of tax of $0, $0, $0 and $0, respectively)	-	-	-	1
Business transformation expenses (net of tax of $0, $0, $(1) and $(1), respectively)	2	2	3	3
AmeriGas operations enhancement for growth project (net of tax of $(1), $0, $(3) and $0, respectively)	5	-	10	-
Restructuring costs (net of tax of $0, $(5), $0 and $(5), respectively)	-	13	-	13
Loss on disposal of U.K. energy marketing business (net of tax of $0, $0, $(64) and $0, respectively)	-	-	151	-
Impairment of assets (net of tax of $4, $0, $0, and $0, respectively)	4	-	19	-
Total adjustments (a) (b)	**253**	**(520)**	**1,453**	**(222)**
Adjusted net income attributable to UGI Corporation	**$363**	**$413**	**$609**	**$614**

(a) Corporate & Other includes certain adjustments made to our reporting segments in arriving at net income (loss) attributable to UGI Corporation. These adjustments have been excluded from the segment results to align with the measure used by our Chief Operating Decision Maker in assessing segment performance and allocating resources.

(b) Income taxes associated with pre-tax adjustments determined using statutory business unit tax rates.

18

19 19 Q2 FY23 Segment Reconciliation (GAAP) ($ in Million) 1. For US GAAP purposes, certain revenue-related taxes within our Utilities segment are included in “Operating and administrative expenses” above. Such costs reduce margin for Management’s Results of Operations reported in our periodic filings. 1 1 Total AmeriGas Propane UGI International Midstream & Marketing Utilities Corp & Other Revenues $3,106 $867 $948 $638 $774 $(121) Cost of sales (2,148) (430) (633) (479) (426) (180) Total margin 958 437 315 159 348 (301) Operating and administrative expenses (587) (263) (171) (35) (107) (11) Depreciation and amortization (132) (45) (28) (22) (37) - Other operating income (expense), net 16 9 4 1 (1) 3 Operating income (loss) 255 138 120 103 203 (309) (Loss) income from equity investees - - (2) 2 - - Other non-operating income (expense), net 2 - 10 - 2 (10) Earnings (loss) before income taxes and interest expense 257 138 128 105 205 (319) Interest expense (93) (39) (9) (11) (21) (13) Income (loss) before income taxes 164 99 119 94 184 (332) Income tax (expense) benefit (54) (26) (27) (28) (41) 68 Net income (loss) attributable to UGI Corporation $110 $73 $92 $66 $143 $(264)

20 20 Investor Relations: Tameka Morris 610-456-6297 morrista@ugicorp.com Arnab Mukherjee 610-768-7498 mukherjeea@ugicorp.com